Exhibit 10.12

February 7, 2005

Richard Ham
Millenium Holding Group, Inc.
12 Winding Road
Henderson, NV  89052
Phn:  702-492-7721

Dear Richard:

We are pleased to set forth the terms of the retention of Cochran Edwards and Partners ("CEandP") by Millenium Holding Group, Inc., a Nevada corporation ("MNHG").

1. CEandP shall provide management consulting and related services to MNHG, including, without limitation, assisting the management of MNHG in its relations with the insurance community, government agencies, as well as with the owners, management and affiliates of any one or more potential acquisition candidates brought to MNHG (each a "Target").

2. In connection with CEandP's activities on MNHG's behalf, MNHG agrees to cooperate with CEandP and will furnish to, or will cause to be furnished to CEandP any and all information and data concerning MNHG, any Transaction and, to the extent available to MNHG, the Target (the "Information") which CEandP deems appropriate and will provide CEandP with access to MNHG's officers, directors, members, employees, appraisers, independent accountants, legal counsel and other consultants and advisors with prior MNHG permission. MNHG represents and warrants that all Information (a) made available to CEandP, the Target or any Agency by and with respect to MNHG or (b) contained in any filing by MNHG with any court of governmental or regulatory agency, commission or instrumentality (each, an "Agency") with respect to any Transaction will, at all times during the period of the engagement of CEandP hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. MNHG further represents and warrants that any projections or other Information prepared and provided by it to CEandP, the Target or any Agency will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. MNHG acknowledges and agrees that, in rendering its services hereunder, CEandP will be using and relying on the Information (and information available from public sources and other sources deemed reliable by CEandP) without independent verification thereof by CEandP or independent appraisal by CEandP of any of MNHG's or the Target's assets. CEandP does not assume responsibility for the accuracy or completeness of the Information or any other information regarding MNHG, the Target or any Transaction. Any advice rendered by CEandP pursuant to this Agreement may not be disclosed publicly by MNHG without, and any reference to CEandP in any communication with the Target or its security
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     holder, or with any Agency, shall be subject to, CEandP's prior written consent except as may be required by law or regulatory authority or whose consent cannot be unreasonably withheld.

3. In consideration of our services pursuant to this Agreement, CEandP shall be entitled to receive, and MNHG agrees to pay CEandP, the following compensation:

     (a) Upon execution of this Agreement, MNHG shall issue to David Cochran 25,000 shares of MNHG (restricted shares) common stock, $.05 par value per share (the "MNHG Common Stock"). The Shares to be issued shall be subject to the restrictions pursuant to Rule 144 of the Securities Act of 1933 and will have "piggy back" rights of registration.

     (b) If a Transaction is consummated with any Target, then MNHG shall pay CEandP, immediately upon such consummation (i) 100,000 shares of MNHG Common Stock, less (ii) any shares of MNHG Common Stock previously paid on upfront, as provided in Section 3(a) above. The Shares to be issued shall be subject to the restrictions pursuant to Rule 144 of the Securities Act of 1933 and will have "piggy back" rights of registration.

     (c) CEandP shall be entitled to the fees enumerated in this Section 3 in the event that (i) a Transaction shall be consummated with any Identified Target during the term of this Agreement or within eighteen
          (18) months after the date of termination of this Agreement, or (ii) in the event that MNHG shall execute a definitive agreement with a Identified Target or its affiliates to consummate a Transaction prior to the expiration of eighteen (18) months after the date of termination of this Agreement and such Transaction shall thereafter be consummated.

4. If MNHG requires debt or equity financing to consummate a Transaction, MNHG shall have the right, but not the obligation, to engage the services of CEandP to act as MNHG's agent in connection with raising such financing (the "Financing"), subject to good faith negotiation of customary and mutually acceptable fees and other terms and conditions in respect of such proposed Financing. MNHG agrees to discuss in good faith with CEandP the terms of such engagement for the Financing; provided, that MNHG may elect to retain the services of CeandP.

5. In addition to the fees described in paragraph 3 above, MNHG agrees to reimburse CEandP on a monthly basis, promptly upon request and following submission of appropriate backup and itemization, for all reasonable out-of-pocket expenses incurred by CEandP in connection with the matters contemplated by this Agreement; provided, however, that CEandP shall not incur out-of-pocket expenses in excess of $250 in the aggregate, without the prior approval of MNHG.

6. MNHG agrees, and shall cause MNHG to agree, to indemnify CEandP in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, which Indemnification Provisions are incorporated herein and made part hereof and which shall survive the termination expiration or supersession of this Agreement.
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7.   This Agreement shall expire on July 15, 2005, except that either party may terminate this Agreement at any time prior or subsequent to July 15, 2005 period upon thirty (30) days prior written notice to the other. Such termination shall not affect: (i) any compensation earned by CEandP up to the date of termination or completion, as the case may be, (ii) any compensation to be earned by CEandP after termination pursuant to Section 3 hereof, (iii) the reimbursement of expenses incurred by CEandP up to the date of termination or completion, as the case may be, and (iv) the attached Indemnification Provisions which are incorporated herein, all of which shall remain operative and in full force and effect.

8. CEandP hereby covenants and agrees to maintain in the strictest confidence all financial and related information concerning MNHG and/or MNHG that MNHG may disclose to CEandP, and shall not disclose such information to any third party, including any potential Identified Target, unless expressly authorized to do so by MNHG, either in writing or by email. If requested by MNHG, CEandP shall enter into a customary non-disclosure and confidentiality agreement.

9. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules).

10. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

11. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

12. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. No alteration, waiver, amendment, change or addition hereto shall be binding or effective unless the same is set forth in writing signed by each party.

13. Each of CEandP and MNHG has all requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby (including, without limitation, the Transaction). This Agreement has been duly and validly authorized by all necessary action on the part of CEandP and MNHG and has been duly executed and delivered by each of CEandP and MNHG and constitutes a legal, valid and binding agreement of each of CEandP and MNHG, enforceable in accordance with its terms.
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14.  This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those who may be entitled thereto by virtue of Section 7 and the Indemnification Provisions hereof. MNHG acknowledges and agrees that: (i) CEandP is being retained to assist MNHG in its efforts to effect a Transaction and that CEandP is not being retained to advise the Target on, or to express any opinions as to, the wisdom, desirability or prudence of consummating the Transaction and (ii) CEandP is not and shall not be construed as a fiduciary of MNHG and shall have no duties or liabilities to the equity holders or creators of MNHG or any other person by virtue of this Agreement or the retention of CEandP hereunder, all of which are hereby expressly waived.

15. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

     If the foregoing correctly sets forth our Agreement, please sign the enclosed copy of this letter in the space provided and return it to us.

                                   Sincerely Yours,

                                   COCHRAN EDWARDS AND PARTNERS


                                   By:_____________________________
                                      David A. Cochran
                                      CEO/President

Confirmed and agreed to
this 7th day of February 2005

MILLENIUM HOLDING GROUP, INC.


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         RICHARD HAM, PRESIDENT
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                           INDEMNIFICATION PROVISIONS

     MNHG (as such term is defined in the Agreement (as such term is defined below)) agrees to indemnify and hold harmless CEandP (as such term is defined in the Agreement (as such term is defined below)), to the fullest extent permitted by law, from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which CEandP is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) CEandP's acting for MNHG, including, without limitation, any act or omission by CEandP in connection with its acceptance of or the performance or non-performance of its obligations under the agreement dated February 7, 2005 between Millenium Holding Group, Inc. and Cochran Edwards and Partners, as it may be amended from time to time (the "Agreement"), (b) any Transaction, Disposition or Distribution (as such terms are defined in the Agreement, or (c) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from, any filing with any Agency (as such term is defined in the agreement) or similar statements or omissions in or from any information furnished by MNHG to CEandP, the Target (or its Board of Directors or shareholders) in connection with a Transaction Disposition or Distribution; provided, however, such indemnity agreement shall not apply to any portion of such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of CEandP.

     The Indemnification Provisions shall be in addition to any liability which MNHG may otherwise have to CEandP or the persons indemnified below in this sentence and shall extend to the following: CEandP and its affiliated entities, directors, officers, members, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws). All references to CEandP in these Indemnification Provisions shall be understood to include any and all of the foregoing.

     If any action, suit, proceeding or investigation is commenced, as to which CEandP proposes to demand indemnification, it shall notify MNHG with reasonable promptness; provided, however, that any failure by CEandP to notify MNHG shall not relieve MNHG from its obligations hereunder, except to the extent that MNHG is prejudiced by such failure or delay. In the event that there shall exist a conflict in MNHG's counsel representing both CEandP and MNHG, CEandP shall have the right to retain counsel of its own choice to represent it, and MNHG shall pay the reasonable fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with MNHG and any counsel designated by MNHG.
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Notwithstanding the foregoing, MNHG's counsel shall be lead counsel in the defense of any claim brought against MNHG and CEandP for which indemnification is sought hereunder. MNHG shall be liable for any settlement of any claim against CEandP made with MNHG's written consent, which consent shall not be unreasonably withheld or delayed. MNHG shall not, without the prior written consent of CEandP, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to CEandP of an unconditional and irrevocable release from all liability in respect of such claim.

     In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then MNHG, on the one hand, and CEandP, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by MNHG, on the one hand, and CEandP, on the other hand, and also the relative fault of MNHG, on the one hand, and CEandP, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, CEandP shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by CEandP pursuant to the Agreement.

     Neither termination nor completion of the engagement of CEandP referred to above shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.